
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated financial statements of Ethan Allen Interiors, Inc. for the quarter ended September 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-START>                             JUL-10-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                          11,565
<SECURITIES>                                         0
<RECEIVABLES>                                   35,949<F4>
<ALLOWANCES>                                         0
<INVENTORY>                                    102,024
<CURRENT-ASSETS>                               167,632<F5>
<PP&E>                                         244,684
<DEPRECIATION>                                  82,957
<TOTAL-ASSETS>                                 393,173<F6>
<CURRENT-LIABILITIES>                           62,782<F7>
<BONDS>                                         68,199<F8>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0<F9>
<COMMON>                                           146<F10>
<OTHER-SE>                                     228,808<F11>
<TOTAL-LIABILITY-AND-EQUITY>                   228,954
<SALES>                                        132,355
<TOTAL-REVENUES>                               132,355<F12>
<CGS>                                           77,777
<TOTAL-COSTS>                                   77,777
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               1,812<F13>
<INCOME-PRETAX>                                 14,639
<INCOME-TAX>                                     5,856
<INCOME-CONTINUING>                              8,783
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     8,783
<EPS-PRIMARY>                                      .60<F14>
<EPS-DILUTED>                                      .60<F15>

<F4>   Figure for receivables is net of allowances for doubtful accounts of $2,510.

<F5>  Includes prepaid expenses of $8,516.

<F6>  Includes goodwill of $9,278 (net of amortization).

<F7>   Includes current portion of long-term debt of $2,091 as of
September 30, 1996.

<F8>   Includes long-term debt of $65,350 (net of the current portion  of
long-term debt) and capitalized leases of $2,849 (net of the   current
portion of capitalized leases). As of September 30, 1996 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i)
revolving credit facility of $500, (ii) 8.75%   senior notes of $53,575,
(iii) 9.75% mortgage note of $1,580 (net of current portion), (iv) industrial revenue bonds of $8,455, and (v) other of $1,240 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 8 to Ethan Allen's fiscal 1996 Consolidated Financial Statements.

<F9>    As of September 30, 1996, Ethan Allen had no shares of preferred stock outstanding.

<F10>   As of September 30, 1996, Ethan Allen had 14,632,722 shares of common stock, $.01 par value per share, issued.  For a description of Ethan
Allen's common stock as of June 30, 1996, see Ethan Allen's fiscal 1996 Consolidated Statement of Stockholders' Equity and Footnote 10 of Ethan Allen's fiscal 1996 Consolidated Financial Statements.

<F11>   Consists of $254,960 of additional paid in capital, $(20,623) of retained earnings, ($33) of notes receivable from officers and employees and ($5,496) of treasury stock.

<F12>   In the quarter ended September 30, 1996, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.

<F13>   Consists of $1,591 of interest expense and $221 of amortization of deferred costs during fiscal 1996.

<F14>   Earnings per share for the quarter ended September 30, 1996, were
$0.60. For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the quarter ended September 30, 1996.

<F15>   Earnings per share on a fully diluted basis for the quarter ended
September 30, 1996, were $0.60.

